FORM OF INITIAL GRANT OF
DIRECTOR OPTION AGREEMENT



SALANT CORPORATION 1993 STOCK PLAN
NONSTATUTORY STOCK OPTION AGREEMENT


THIS AGREEMENT, made as of [DATE] (the "Grant Date"), between
Salant Corporation, a Delaware corporation (the "Company"), and
[NAME] (the "Optionee").

WHEREAS, the Company has adopted the Salant Corporation 1993
Stock Plan (the "Plan") in order to provide additional incentive to selected key employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Plan provides for the grant of a Director Option to the Optionee as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.   Grant of Option.

   1.1   The Company hereby makes an Initial Grant of a Director
Option (the "Option") to the Optionee to purchase all or any part of an aggregate of 1,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

  1.2   The Option is not intended to qualify as an Incentive
Stock Option within the meaning of Section 422 of the Code.

  1.3 This Agreement shall be construed in accordance and consistence with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

  2.   Purchase Price.

  The price at which the Optionee shall be entitled to purchase
Shares upon the exercise of the Option shall be $[PRICE] per Share.
  3.   Duration of Option.

  The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date;
provided, however, that the Option may be earlier terminated as provided in Section 8 of the Plan.

  4.   No Right to Continued Employment.

  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of Optionee's service as a director of the Company or any Subsidiary.

  5.   Withholding of Taxes.

  Whenever shares of Stock are to be issued pursuant to this Agreement, the Company shall require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance of the certificate for shares of Stock.

  6.   Grantee Bound by the Plan.

  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

  7.   Modification of Agreement.

  Subject to the provisions of the Plan, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

  8.   Severability.

  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

  9.   Successors in Interest.

  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

  10.   Resolution of Disputes.

  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

SALANT CORPORATION



By__________________________
Nicholas P. DiPaolo

Attest:


__________________________

____________________________
[NAME]

____________________________

____________________________
          Address

____________________________
Social Security Number






FORM OF ANNUAL GRANT OF
DIRECTOR OPTION AGREEMENT



SALANT CORPORATION 1993 STOCK PLAN
NONSTATUTORY STOCK OPTION AGREEMENT


THIS AGREEMENT, made as of [DATE] (the "Grant Date"), between
Salant Corporation, a Delaware corporation (the "Company"), and
[NAME] (the "Optionee").

WHEREAS, the Company has adopted the Salant Corporation 1993
Stock Plan (the "Plan") in order to provide additional incentive to selected key employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Plan provides for the grant of a Director Option to the Optionee as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

       1.   Grant of Option.

 1.1 The Company hereby makes an Annual Grant of a Director Option (the "Option") to the Optionee to purchase all or any part of an aggregate of 300 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

1.2   The Option is not intended to qualify as an Incentive Stock
Option within the meaning of Section 422 of the Code.

1.3 This Agreement shall be construed in accordance and consistence with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.   Purchase Price.

The price at which the Optionee shall be entitled to purchase
Shares upon the exercise of the Option shall be $[PRICE] per Share.

3.   Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date;
provided, however, that the Option may be earlier terminated as provided in Section 8 of the Plan.

4.   No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of Optionee's service as a director of the Company or any Subsidiary.

5.   Withholding of Taxes.

Whenever shares of Stock are to be issued pursuant to this Agreement, the Company shall require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance of the certificate for shares of Stock.

6.   Grantee Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7.   Modification of Agreement.

Subject to the provisions of the Plan, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8.   Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.   Successors in Interest.

This Agreement shall inure to the benefit of and be binding uponany successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

10.   Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

SALANT CORPORATION



By__________________________
  Nicholas P. DiPaolo

Attest:


__________________________

____________________________
[NAME]

____________________________

____________________________
Address

____________________________
Social Security Number